Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
Investorrelations@pacificethanol.com	415-433-3777	916-403-2790
paulk@pacificethanol.com

Pacific Ethanol Reports Fourth Quarter and Year-end 2016 Results

– Grew net sales 17% quarterly and 36% annually over the same periods in 2015 –

– Recorded net income available to common stockholders of $12.6 million for Q4 and $0.1 million for the full year 2016 –

– Reported adjusted EBITDA of $27.4 million for Q4 and $58.9 million for the full year 2016 –

– Achieved record 924.5 million total gallons sold for the full year 2016 –

Sacramento, CA, March 1, 2017 – Pacific Ethanol, Inc. (NASDAQ: PEIX), a leading producer and marketer of low-carbon renewable fuels in the United States, reported its financial results for the three and twelve months ended December 31, 2016.

Neil Koehler, the company’s president and CEO, stated: “Our fourth quarter 2016 performance represents a strong close to a very productive year for Pacific Ethanol. We grew net sales by 17% and improved gross profit by $17.2 million compared to the fourth quarter of 2015. These results reflect the benefits of the acquisition and successful integration of our Midwest assets, and the incremental value we have generated through our efforts to optimize all of our plants. In addition, we successfully refinanced our term debt and improved liquidity during the fourth quarter, significantly lowering our cost of capital and accomplishing a major milestone for the company.”

“The outlook for 2017 is encouraging. We expect ethanol demand to remain strong, supported by healthy exports and increasing gasoline demand. We also continue to evaluate growth opportunities such as plant investment initiatives that further optimize our production, lower our carbon score and produce high-value and near-term returns.”

Financial Results for the Three Months Ended December 31, 2016 Compared to 2015

•	Net sales were $441.7 million, compared to $376.8 million. The increase was attributable to increases in gallons sold from both production and third party sales, as well as a higher average ethanol sales price per gallon.
•	Gross profit was $26.7 million, compared $9.5 million. The improvement reflects stronger production margins in the fourth quarter of 2016.
•	Selling, general and administrative ("SG&A") expenses were $7.9 million, compared to $7.1 million.
•	Operating income was $18.8 million, compared to $0.5 million.
•	Net income available to common stockholders was $12.6 million, or $0.30 per share, compared to a net loss of $1.1 million, or $0.03 per share.
•	Adjusted EBITDA was $27.4 million, compared to $11.0 million.
•	Cash and cash equivalents were $68.6 million at December 31, 2016, compared to $52.7 million at December 31, 2015.

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Financial Results for the Twelve Months Ended December 31, 2016 Compared to 2015

•	Net sales were $1,624.8 million, compared to $1,191.2 million.
•	Gross profit was $51.8 million, compared to $7.4 million.
•	SG&A expenses were $28.3 million, compared to $23.4 million.
•	Operating income was $23.5 million, compared to an operating loss of $18.0 million.
•	Net income available to common stockholders was $0.1 million, or $0.00 per share, compared to a net loss of $20.1 million, or $0.60 per share.
•	Adjusted EBITDA was $58.9 million, compared to $16.1 million.

Fourth Quarter and Year-end Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. Eastern Time on March 2, 2017. CEO Neil Koehler and CFO Bryon McGregor will deliver prepared remarks followed by a question and answer session.

The webcast can be accessed from Pacific Ethanol's website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 76702142. If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol's website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, March 2, 2017 through 11:59 p.m. Eastern Time on Thursday, March 9, 2017. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 76702142.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Pacific Ethanol before interest expense, benefit for income taxes, asset impairments, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is a not measure of financial performance under GAAP, and should not be considered alternatives to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

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About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. With the addition of four Midwestern ethanol plants in July 2015, Pacific Ethanol more than doubled the scale of its operations, entered new markets, and expanded its mission to advance its position as an industry leader in the production and marketing of low carbon renewable fuels. Pacific Ethanol owns and operates eight ethanol production facilities, four in the Western states of California, Oregon and Idaho, and four in the Midwestern states of Illinois and Nebraska. The plants have a combined production capacity of 515 million gallons per year, produce over one million tons per year of ethanol co-products – on a dry matter basis – such as wet and dry distillers grains, wet and dry corn gluten feed, condensed distillers solubles, corn gluten meal, corn germ, corn oil, distillers yeast and CO2. Pacific Ethanol markets and distributes ethanol and co-products domestically and internationally. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets all ethanol for Pacific Ethanol’s plants as well as for third parties, approaching one billion gallons of ethanol marketed annually based on historical volumes. Pacific Ethanol’s subsidiary, Pacific Ag. Products LLC, markets wet and dry distillers grains. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include the Pacific Ethanol’s estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Pacific Ethanol’s current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, market conditions, including the supply of and domestic and international demand for ethanol and co-products and Pacific Ethanol’s other plans, objectives, expectations and intentions. It is important to note that Pacific Ethanol’s plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Pacific Ethanol’s current expectations depending upon a number of factors affecting Pacific Ethanol’s business. These factors include, among others, adverse economic and market conditions, including for ethanol and its co-products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including ethanol production input costs and changes in governmental regulations and policies. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Pacific Ethanol’s products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the ethanol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Pacific Ethanol’s facilities, products and/or businesses; changes in laws and regulations; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in the Company’s Form 10-Q filed with the Securities and Exchange Commission on November 8, 2016.

[Tables Follow]

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

Net sales	$441,719	$376,757	$1,624,758	$1,191,176
Cost of goods sold	415,024	367,234	1,572,926	1,183,766
Gross profit	26,695	9,523	51,832	7,410
Selling, general and administrative expenses	7,887	7,068	28,323	23,412
Asset impairments	–	1,970	–	1,970
Income (loss) from operations	18,808	485	23,509	(17,972)
Fair value adjustments	(504)	228	(557)	1,641
Interest expense, net	(5,763)	(5,407)	(22,406)	(12,594)
Other income (expense), net	(93)	2	(1)	18
Income (loss) before provision for income taxes	12,448	(4,692)	545	(28,907)
Benefit for income taxes	(736)	(3,939)	(981)	(10,034)
Consolidated net income (loss)	13,184	(753)	1,526	(18,873)
Net (income) loss attributed to noncontrolling interests	(107)	–	(107)	87
Net income (loss) attributed to Pacific Ethanol	$13,077	$(753)	$1,419	$(18,786)
Preferred stock dividends	$(319)	$(319)	$(1,269)	$(1,265)
Income allocated to participating securities	$(189)	$–	$(2)	$–
Income (loss) available to common stockholders	$12,569	$(1,072)	$148	$(20,051)
Net income (loss) per share, basic	$0.30	$(0.03)	$0.00	$(0.60)
Net income (loss) per share, diluted	$0.30	$(0.03)	$0.00	$(0.60)
Weighted-average shares outstanding, basic	42,258	42,052	42,182	33,173
Weighted-average shares outstanding, diluted	42,489	42,052	42,251	33,173

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	December 31,
ASSETS	2016	2015
Current Assets:
Cash and cash equivalents	$68,590	$52,712
Accounts receivable, net	86,275	61,346
Inventories	60,070	60,820
Prepaid inventory	9,946	5,973
Income tax receivables	5,730	10,654
Derivative assets	978	2,081
Other current assets	3,612	4,356
Total current assets	235,201	197,942
Property and equipment, net	465,190	464,960
Other Assets:
Intangible assets, net	2,678	2,678
Other assets	5,169	9,100
Total other assets	7,847	11,778
Total Assets	$708,238	$674,680

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2016	2015
Current Liabilities:
Accounts payable – trade	$37,051	$30,520
Accrued liabilities	20,280	10,072
Current portion – capital leases	794	4,248
Current portion – long-term debt	10,500	17,003
Accrued PE Op Co. purchase	3,828	3,828
Derivative liabilities	4,115	1,848
Other current liabilities	2,273	5,390
Total current liabilities	78,841	72,909

Long-term debt, net of current portion	188,028	203,861
Capital leases, net of current portion	547	4,183
Warrant liabilities	651	273
Other liabilities	21,910	21,910
Total Liabilities	289,977	303,136

Stockholders’ Equity:
Pacific Ethanol, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of December 31, 2016 and 2015 Series B: 927 shares issued and outstanding as of December 31, 2016 and 2015	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 39,772 and 38,975 shares issued and outstanding as of December 31, 2016 and 2015, respectively	40	39
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 3,540 shares issued and outstanding as of December 31, 2016 and 2015	4	4
Additional paid-in capital	922,698	902,843
Accumulated other comprehensive income (expense)	(2,620)	1,040
Accumulated deficit	(532,233)	(532,383)
Total Pacific Ethanol, Inc. Stockholders’ Equity	387,890	371,544
Noncontrolling interests	30,371	–
Total Stockholders’ Equity	418,261	371,544
Total Liabilities and Stockholders’ Equity	$708,238	$674,680

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Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
(in thousands) (unaudited)	2016	2015	2016	2015
Net income (loss) attributed to Pacific Ethanol	$13,077	$(753)	$1,419	$(18,786)
Adjustments:
Interest expense*	5,755	5,402	22,386	12,424
Benefit for income taxes	(736)	(3,939)	(981)	(10,034)
Asset impairments	–	1,970	–	1,970
Purchase accounting adjustments	–	–	–	8,700
Fair value adjustments	504	(228)	557	(1,641)
Depreciation and amortization expense*	8,825	8,529	35,530	23,448
Total adjustments	14,348	11,734	57,492	34,867
Adjusted EBITDA	$27,425	$10,981	$58,911	$16,081

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* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended December 31,		Years Ended December 31,
(unaudited)	2016	2015	2016	2015
Ethanol production gallons sold (in millions)	123.1	117.5	484.1	319.2
Ethanol third party gallons sold (in millions)	117.8	96.0	440.4	382.3
Total ethanol gallons sold (in millions)	240.9	213.5	924.5	701.5

Ethanol production capacity utilization	96%	91%	94%	89%

Average ethanol sales price per gallon	$1.78	$1.66	$1.67	$1.68
Average CBOT ethanol price per gallon	$1.59	$1.50	$1.52	$1.51

Corn cost – CBOT equivalent	$3.44	$3.72	$3.63	$3.77
Average basis	$0.26	$0.35	$0.27	$0.52
Delivered cost of corn	$3.70	$4.07	$3.90	$4.29

Total co-product tons sold (in thousands)	710.3	701.3	2,760.6	2,099.4
Co-product return % (1)	34.5%	35.7%	35.1%	35.8%

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     (1) Co-product revenue as a percentage of delivered cost of corn.

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